UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.     )
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Sontra Medical Corporation
(Name of the Registrant as Specified In Its Charter)

_______________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SONTRA MEDICAL CORPORATION
10 Forge Parkway
Franklin, Massachusetts 02038
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held on May 23, 2006

To the Shareholders of Sontra Medical Corporation:

Notice is hereby given that the Annual Meeting of Shareholders of Sontra Medical Corporation, a Minnesota corporation (the “Company”), will be held at 1:00 p.m., local time, on Tuesday, May 23, 2006, at the offices of the Company located at 10 Forge Parkway, Franklin, Massachusetts, to consider and act upon the following proposals:

1.	To elect seven directors to the Company’s Board of Directors;

2.
To amend the Company’s 2003 Stock Option and Incentive Plan to (i) increase the number of shares of Common Stock available for issuance thereunder by 3,500,000 shares, and (ii) increase the annual per participant limit on awards granted thereunder to 1,500,000 shares.

3.
To authorize the Board of Directors, in its discretion, should it deem it to be appropriate and in the best interests of the Company and its shareholders, to amend the Company’s Second Amended and Restated Articles of Incorporation, to effect a reverse stock split of the Company’s issued and outstanding shares of Common Stock by a ratio of 1-for-5, without further approval or authorization of the Company’s shareholders;

4.
To authorize the Board of Directors, in its discretion, should it deem it to be appropriate and in the best interests of the Company and its shareholders, to amend the Company’s Second Amended and Restated Articles of Incorporation, to effect a reverse stock split of the Company’s issued and outstanding shares of Common Stock by a ratio of 1-for-10, without further approval or authorization of the Company’s shareholders;

5.	To ratify the appointment of Wolf & Company, P.C. as the Company’s independent registered public accounting firm for the current fiscal year ending December 31, 2006; and

6.	To transact such other business, if any, as may properly come before the meeting or any adjournments thereof.

The Board of Directors has no knowledge of any other business to be transacted at the meeting. Only holders of record of the Company’s Common Stock, $.01 par value per share, at the close of business on March 29, 2006 are entitled to notice of and to vote at the meeting. All shareholders are cordially invited to attend the meeting in person. To ensure your representation at the meeting, however, you are urged to mark, sign and date the enclosed proxy card and return it in the enclosed postage-prepaid envelope. You may revoke your proxy in the manner described in the accompanying Proxy Statement at any time before it has been voted at the Annual Meeting. Any shareholder attending the Annual Meeting may vote in person even if he or she has returned a proxy.

By Order of the Board of Directors,
Sean Moran, Secretary
 Franklin, Massachusetts
April 6, 2006

SONTRA MEDICAL CORPORATION
10 Forge Parkway
Franklin, Massachusetts 02038

PROXY STATEMENT

For the Annual Meeting of Shareholders
To be held on May 23, 2006

General

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Sontra Medical Corporation, a Minnesota corporation (the “Company”), for use at the Company’s Annual Meeting of Shareholders (the “Annual Meeting”) to be held at 1:00 p.m., local time, on Tuesday, May 23, 2006, at the offices of the Company located at 10 Forge Parkway, Franklin, Massachusetts, or at any adjournments thereof. The Notice of Annual Meeting, this Proxy Statement, the accompanying proxy card and the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005 are expected to be first sent or given to shareholders commencing on or about April 6, 2006. The Company’s principal executive offices are located at 10 Forge Parkway, Franklin, Massachusetts 02038 and its telephone number is (508) 553-8850.
Solicitation
The cost of soliciting proxies, including expenses in connection with preparing and mailing this Proxy Statement, will be borne by the Company. The Company may engage a paid proxy solicitor to assist in the solicitation. Copies of solicitation materials will be furnished to brokerage houses, nominees, fiduciaries and custodians to forward to beneficial owners of the Company’s Common Stock, $.01 par value per share (the “Common Stock”), held in their names. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of stock for their reasonable expenses in forwarding solicitation materials to such beneficial owners. In addition to the original solicitation of proxies by mail, the Company’s directors, officers and other employees may, without additional compensation, solicit proxies by telephone, facsimile, electronic communication and personal interviews.

Record Date, Outstanding Shares and Voting Rights
The Board of Directors has fixed March 29, 2006 as the record date for determining holders of Common Stock who are entitled to vote at the Annual Meeting. As of the record date, the Company had approximately 27,103,491shares of Common Stock outstanding and entitled to be voted. Each share of Common Stock entitles the record holder to one vote on each matter to be voted upon at the Annual Meeting. A majority of the shares of Common Stock issued and outstanding and entitled to vote at the Annual Meeting will constitute a quorum. Votes withheld, abstentions and broker non-votes shall be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting.

The affirmative vote of the holders of a plurality of the votes cast at the Annual Meeting is required for the election of directors (Proposal No. 1). The affirmative vote of the holders of a majority of the shares of Common Stock present or represented by proxy and voting on the matter is required to amend the Company’s 2003 Stock Option and Incentive Plan (Proposal No. 2), to approve each of the reverse stock split proposals (Proposal Nos. 3 and 4) and to ratify the appointment of the Company’s independent registered public accounting firm (Proposal No. 5).

Shares which abstain from voting on a particular matter and shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter (“broker non-votes”) will not be counted as votes in favor of such matter, and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and broker non-votes will have no effect on the voting for the election of directors, on the voting to amend the Company’s 2003 Stock Option and Incentive Plan, on the voting on the reverse stock split proposals, or on the voting to ratify the appointment of Wolf & Company, P.C. (“Wolf & Company”) as the Company’s independent registered public accounting firm.

To vote by mail, please sign, date and complete the enclosed proxy card and return it in the enclosed envelope. No postage is necessary if the proxy card is mailed in the United States. If you hold your shares through a bank, broker or other nominee, they will give you separate instructions for voting your shares.

Revocability of Proxy and Voting of Shares
Any shareholder giving a proxy has the power to revoke it at any time before it is exercised. The proxy may be revoked by filing with the Secretary of the Company, at the principal executive offices of the Company, 10 Forge Parkway, Franklin, Massachusetts 02038, an instrument of revocation or a duly executed proxy bearing a later date. The proxy may also be revoked by attending the Annual Meeting and voting in person. If not revoked, the proxy will be voted at the Annual Meeting in accordance with the shareholder’s instructions indicated on the proxy card. If no instructions are indicated, the proxy will be voted:

•	FOR the election of the seven director nominees named herein;
•
FOR the amendment of the Company’s 2003 Stock Option and Incentive Plan to (i) increase the number of shares of Common Stock available for issuance thereunder by 3,500,000 shares, and (ii) increase the annual per participant limit on awards granted thereunder to 1,500,000 shares;

•
FOR the approval of the proposal to authorize the Board of Directors, in its discretion, should it deem it to be appropriate and in the best interests of the Company and its shareholders, to amend the Company’s Second Amended and Restated Articles of Incorporation, to effect a reverse stock split of the Company’s issued and outstanding shares of Common Stock by a ratio of 1-for-5, without further approval or authorization of the Company’s shareholders;

•
FOR the approval of the proposal to authorize the Board of Directors, in its discretion, should it deem it to be appropriate and in the best interests of the Company and its shareholders, to amend the Company’s Second Amended and Restated Articles of Incorporation, to effect a reverse stock split of the Company’s issued and outstanding shares of Common Stock by a ratio of 1-for-10, without further approval or authorization of the Company’s shareholders;

•	FOR the ratification of the appointment of Wolf & Company as the Company’s independent registered public accounting firm for the current fiscal year; and
•	In accordance with the judgment of the proxy holders as to any other matter that may be properly brought before the Annual Meeting or any adjournments thereof.

All shares represented by proxies will be voted in accordance with the shareholders’ instructions, and if no choice is specified, the shares represented by proxies will be voted in favor of the matters set forth in the accompanying Notice of Annual Meeting of Shareholders.

The Board of Directors knows of no other matter to be presented at the Annual Meeting. If any other matter should be presented at the meeting upon which a vote may properly be taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as proxies.

Securities Ownership of Certain Beneficial Owners and Management

The following table sets forth the beneficial ownership of our Common Stock and Series A Convertible Preferred Stock, $.01 par value per share (the “Series A Preferred Stock”), as of February 28, 2006 (except as otherwise provided below) by the following individuals or entities: (i) each shareholder known to us to beneficially own more than 5% of the outstanding shares of our Common Stock; (ii) the Chief Executive Officer and two other executive officers (the “Named Executive Officers”); (iii) each director; and (iv) all our current executive officers and directors, as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to the shares. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire currently or within 60 days after February 28, 2006 through the exercise of any stock option or other right, including upon the conversion of shares of Series A Preferred Stock and the exercise of warrants to purchase shares of Common Stock. Such shares are deemed outstanding for computing the percentage ownership of the person holding such options or rights, but are not deemed outstanding for computing the percentage ownership of any other person. As of February 28, 2006, there were issued and outstanding 22,647,137 shares of our Common Stock and 73,334 shares of our Series A Preferred Stock.

	Amount and Nature of Beneficial Ownership of Common Stock		Amount and Nature of Beneficial Ownership of Series A Preferred Stock(3)
Name and Address of Beneficial Owner(1)	Number of Shares(2)	Percentage of Class	Number of Shares(2)	Percentage of Class
Essex Woodlands Health Ventures Fund IV, L.P. 10001 Woodloch Forest Drive Waterway Plaza Two, Suite 175 The Woodlands, TX 77380	1,473,873(4)	6.5%	__	__
Basso GP, LLC 1266 East Main Street Stamford, CT 06902	1,205,499(5)	5.2%	__	__
Michael R. Wigley	1,776,630(6)	7.6%	__	__
Gary S. Kohler	926,156(7)	4.1%	33,334	45.5%
Robert S. Langer	679,414(8)	3.0%	__	__
Joseph F. Amaral	95,000(9)	*	__	__
Brian F. Sullivan	75,000(10)	*	__	__
Gerard E. Puorro	75,000(11)	*	__	__
Thomas W. Davison	1,105,880(12)	4.7%	__	__
Sean F. Moran	349,325(13)	1.5%	__	__
Barry D. Marston	180,947(14)	*	__	__
All directors and executive officers as a group (9 persons)	5,263,352	20.9%	33,334	45.5%

 *  Less than one percent.
(1)	Unless otherwise indicated, the address for each beneficial owner is c/o Sontra Medical Corporation, 10 Forge Parkway, Franklin, MA 02038.
(2)	The persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, except as noted in the footnotes below.

(3)	Each share of Series A Preferred Stock is initially convertible into one share of Common Stock, subject to adjustment in certain events.
(4)
Based on information provided to the Company by Essex Woodlands Health Ventures Fund IV, L.P. Includes 100,000 shares that may be acquired within 60 days upon the exercise of warrants. Excludes 67,500 shares of Common Stock which Martin P. Sutter, a former member of the Board of Directors of the Company, may acquire within 60 days upon exercise of stock options of which Essex Woodlands Health Ventures Fund IV, L.P. disclaims any beneficial ownership. Mr. Sutter is a managing member of Essex Woodlands Health Ventures Fund IV, L.L.C., which is the general partner of Essex Woodlands Health Ventures Fund IV, L.P.

(5)
Based on the information provided by Basso GP, LLC in its Schedule 13G/A filed with the SEC on February 15, 2006. Consists of (i) 576,751 shares held by Basso Multi-Strategy Holding Fund Ltd., (ii) 278,824 shares that may be acquired within 60 days upon the exercise of warrants held by Basso Multi-Strategy Holding Fund Ltd., (iii) 150,806 shares held by Basso Private Opportunities Holding Fund Ltd., and (iv) 199,118 shares that may be acquired within 60 days upon the exercise of warrants held by Basso Private Opportunities Holding Fund Ltd. Basso GP, LLC is the general partner of each of the investment managers of Basso Multi-Strategy Holding Fund Ltd. and Basso Private Opportunities Holding Fund Ltd. The controlling persons of Basso GP, LLC are Howard Fischer, Philip Platek, John Lepore and Dwight Nelson.

(6)
Includes (i) 271,341 shares that may be acquired by Mr. Wigley within 60 days upon the exercise of stock options, (ii) 164,429 shares held by Mr. Wigley as custodian for the benefit of his children, (iii) 123,530 shares of Common Stock which Mr. Wigley may acquire within 60 days upon exercise of warrants, (iv) 55,000 shares of Common Stock which may be acquired within 60 days upon exercise of warrants held by Mr. Wigley as custodian for the benefit of his children, and (v) an aggregate of 168,530 shares of Common Stock which may be acquired within 60 days upon exercise of warrants held by corporations of which Mr. Wigley and his wife are majority stockholders. Mr. Wigley disclaims beneficial ownership of the shares held by him as custodian for the benefit of his children.

(7)
Includes (i) 110,000 shares that may be acquired by Mr. Kohler within 60 days upon the exercise of stock options, (ii) 20,000 shares held by Mr. Kohler as custodian for the benefit of his children, (iii) 33,334 shares of Common Stock which Mr. Kohler may acquire within 60 days upon conversion of shares of Series A Preferred Stock, and (iv) 33,334 shares of Common Stock which Mr. Kohler may acquire within 60 days upon exercise of warrants.

(8)
Includes (i) 117,135 shares that may be acquired by Dr. Langer within 60 days upon the exercise of stock options, (ii) 28,905 shares held by Laura Langer as custodian for Dr. Langer’s minor children, and (iii) 33,333 shares of Common Stock which Dr. Langer may acquire within 60 days upon exercise of warrants.

(9)	Includes 92,500 shares that may be acquired by Dr. Amaral within 60 days upon the exercise of stock options.
(10)	Consists of shares that may be acquired within 60 days upon the exercise of stock options.
(11)	Includes 25,000 shares that may be acquired by Mr. Puorro within 60 days upon the exercise of stock options.
(12)	Includes 967,626 shares that may be acquired by Dr. Davison within 60 days upon the exercise of stock options.
(13)	Includes 271,517 shares that may be acquired by Mr. Moran within 60 days upon the exercise of stock options.
(14)	Includes 150,000 shares that may be acquired by Mr. Marston within 60 days upon the exercise of stock options.

PROPOSAL 1
ELECTION OF DIRECTORS

The Board of Directors is currently fixed at seven members. As set forth in the following table, the Board of Directors has nominated and recommended Messrs. Thomas W. Davison, Joseph F. Amaral, Gary S. Kohler, Robert S. Langer, Gerard E. Puorro, Brian F. Sullivan and Michael R. Wigley to hold office until the next annual meeting of shareholders. All directors will hold office until their successors have been duly elected and qualified or until their earlier death, resignation or removal. Each of the foregoing nominees is currently serving as a director of the Company. Shares represented by all proxies received by the Board of Directors and not so marked as to withhold authority to vote for the nominees will be voted FOR the election of the seven nominees. The Board of Directors has no reason to believe that any nominee will be unable or unwilling to serve, but if such should be the case, the proxies may be voted for the election of a substitute nominee.

Name and Year Director First Became a Director	Position(s) with the Company
Thomas W. Davison (2002)	President, Chief Executive Officer and Director
Joseph F. Amaral (2003)	Director
Gary S. Kohler (1989)	Director
Robert S. Langer (2002)	Director
Gerard E. Puorro (2004)	Director
Brian F. Sullivan (2004)	Director
Michael R. Wigley (1998)	Chairman of the Board of Directors

The Board of Directors recommends a vote “FOR” each of the nominees listed above.

Directors and Executive Officers

The current directors standing for reelection and executive officers of the Company are as follows:

Name	Age	Position(s) with the Company
Thomas W. Davison	59	President, Chief Executive Officer and Director
Sean F. Moran	48	Chief Financial Officer
Barry D. Marston	53	Vice President of Sales and Marketing
Joseph F. Amaral(1)(2)(3)	50	Director
Gary S. Kohler	49	Director
Robert S. Langer	57	Director
Gerard E. Puorro(1)	58	Director
Brian F. Sullivan(1)(2)	44	Director
Michael R. Wigley(2)(3)	52	Chairman of the Board of Directors

(1)	Member of Audit Committee of the Board of Directors.
(2)	Member of Compensation Committee of the Board of Directors.
(3)	Member of Nominating Committee of the Board of Directors.

Set forth below is a biographical description of each director and executive officer of the Company based on information supplied by each of them.

Dr. Davison has served as Chief Executive Officer, President and a director since June 2002. Prior to that, Dr. Davison was the chief executive officer of Sontra Medical, Inc. from May 2002. Dr. Davison previously was founder and chief executive officer of Endius, Inc. (1996-2002), a company focused on minimally invasive spine surgery. Prior to his employment at Endius, Dr. Davison was founder and president of UltraCision Inc., a recognized technology leader in laparoscopic surgical instruments, from November 1988 to 1995. UltraCision was acquired by Ethicon Endosurgery, a Johnson & Johnson company, in November 1995, at which time Dr. Davison became vice president of strategic applications of UltraCision for Ethicon Endosurgery. Dr. Davison holds a B.A. in Biology/Chemistry and a Ph.D. in Mammalian Physiology from Kent State University.

Mr. Moran joined us as Chief Financial Officer in June 2002. Previously, Mr. Moran was chief financial officer of SatCon Technology Corporation, a company focused on the development and manufacture of high power electronics, from 2000 through 2002. Prior to his employment with SatCon, Mr. Moran was the chief financial officer of Anika Therapeutics, Inc., a company focused on therapeutic medical devices, from 1993 to 2000. Mr. Moran, a Certified Public Accountant, holds a B.S. in Business Administration and a M.B.A. from Babson College.

Mr. Marston joined Sontra as Vice President of Sales and Marketing in June 2004.  Previously, Mr. Marston was Director of Marketing and Business Development at Lifecore Biomedical, Inc. a manufacturer of implantable biomaterials and medical and surgical devices, from 2002 through 2004.  From 2000 through 2002, Mr. Marston was Vice President of Sales and Marketing for Catheter Innovations, Inc., a developer of vascular catheters acquired by Boston Scientific in 2001.  Previously, Mr. Marston served in senior sales and marketing roles at UltraCision, Ethicon Endosurgery and Medex, Inc., a global manufacturer and marketer of critical care medical products. Mr. Marston holds a B.A. in Communications/Marketing from Brigham Young University.

Dr. Amaral has served as a director since 2003. Since April 2000, Dr. Amaral has been the president and chief executive officer of the Rhode Island Hospital in Providence, Rhode Island, and the president of the Rhode Island Hospital Foundation, playing an active role in fundraising. Prior to that, Dr. Amaral was chief of surgery at Rhode Island Hospital from September 1999 through September 2000. From January 1992 to April 2000, Dr. Amaral was the director of minimally invasive surgery at Rhode Island Hospital. Dr. Amaral received his B.S. from Providence College in 1977 and his M.D. from Brown University in 1981. Dr. Amaral is also a professor in the Department of Surgery at Brown University.

Mr. Kohler has served as a director since 1989. He was a founder of ChoiceTel Communications, Inc., a pay telephone provider and our corporate predecessor, and its chairman from its inception in 1989 until the merger with Sontra Medical, Inc. in June 2002. Mr. Kohler is a partner and portfolio manager of Pyramid Trading, L.P., a broker-dealer registered on the Chicago Board Options Exchange, which he joined in October 1999. Prior to that he served as a managing director of Second Avenue Capital Management, a money management company, from December 1998 through September 1999. Prior to that he served as president of Kohler Capital Management from October 1997 through November 1998. Mr. Kohler serves on the boards of Printware, Inc. and 21st Century Wireless Corporation, as well as other private companies. Mr. Kohler holds a B.A. from the University of Minnesota and a M.B.A. degree from Cornell University.

Dr. Langer has served as a scientific consultant and director since June 2002. Dr. Langer is currently the Chairman of the Company’s Scientific Advisory Board. Dr. Langer is a co-founder of Sontra Medical, Inc. Since 1979, Dr. Langer has been Germeshausen Professor of Chemical and Biomedical Engineering at the Massachusetts Institute of Technology. Dr. Langer is also currently a director of Momenta Pharmaceuticals, Inc., a biotechnology company developing drugs based on sugar sequencing technology, Boston Life Sciences, Inc., a company focused on research and development of therapeutic and diagnostic products, and Wyeth, a pharmaceutical and consumer healthcare products company. Dr. Langer received his B.S. from Cornell University in 1970 and his Ph.D. from MIT in 1974, both in chemical engineering.

Mr. Puorro has served as a director since 2004. Since April 1993, Mr. Puorro has been President and Chief Executive Officer of Candela Corporation, a developer of advanced aesthetic laser systems. From December 1992 until April 1993, Mr. Puorro was Senior Vice President, Chief Financial Officer and Chief Operating Officer of Candela, and from April 1989 until December 1992, Mr. Puorro was Senior Vice President and Chief Financial Officer of Candela. Prior to joining Candela, Mr. Puorro was Vice President and Controller at Massachusetts Computer Corporation, a manufacturer of micro-supercomputers. Mr. Puorro is also a director of Candela Corporation.

Mr. Sullivan has served as a director since 2004. Since December 2002, Mr. Sullivan has served as President and Chief Executive Officer of SterilMed, Inc., a reprocessor of medical devices. From February 2001 to June 2002, Mr. Sullivan was a candidate for Governor of Minnesota. From October 1999 to January 2003, Mr. Sullivan was Co-Chairman of SimonDelivers.com, an on-line grocery store. In 1986, Mr. Sullivan co-founded Recovery Engineering, Inc., a manufacturer of consumer drinking water products, and served as Chairman and Chief Executive Officer until it was sold to The Procter & Gamble Company in 1999. Mr. Sullivan is also a director of Entegris, Inc., a materials integrity management company. Mr. Sullivan received his B.A. in economics from Harvard University in 1986.

Mr. Wigley has served as a director since 1998 and as Chairman of the Board since May 2004. Since 1989, Mr. Wigley has been president and chief executive officer of Great Plains Companies, Inc., a diversified holding company. Mr. Wigley has B.S. and B.C.E. degrees from the University of Minnesota and holds a M.S. degree from Stanford University and a M.B.A. degree from Harvard Business School. Mr. Wigley serves on the boards of several private and non-profit organizations and is a regent of Luther College.

Executive officers of the Company are elected on an annual basis by the Board of Directors to serve at the discretion of the Board of Directors and until their successors have been duly elected and qualified.

 The Board of Directors and its Committees

The Board of Directors met six times (including by telephone conference) during the fiscal year ended December 31, 2005. During the fiscal year ended December 31, 2005, Dr. Langer attended four meetings of the Board of Directors and each of our other incumbent directors attended at least 75 percent of the total number of meetings of the Board of Directors and all committees of the Board of Directors on which he served.

The Board of Directors has an Audit Committee, which assists the Board of Directors in fulfilling its responsibilities to shareholders concerning the Company’s financial reporting and internal controls, and facilitates open communication among the Audit Committee, Board of Directors, outside auditors and management. The Audit Committee discusses with management and the Company’s outside auditors the financial information developed by the Company, the Company’s systems of internal controls and the Company’s audit process. The Audit Committee is solely and directly responsible for appointing, evaluating, retaining and, when necessary, terminating the engagement of the independent auditor. The independent auditors meet with the Audit Committee (both with and without the presence of the Company’s management) to review and discuss various matters pertaining to the audit, including the Company’s financial statements, the report of the independent auditors on the results, scope and terms of their work, and their recommendations concerning the financial practices, controls, procedures and policies employed by the Company. The Audit Committee preapproves all audit services to be provided to the Company, whether provided by the principal auditor or other firms, and all other services (review, attest and non-audit) to be provided to the Company by the independent auditor. The Audit Committee coordinates the Board of Directors’ oversight of the Company’s internal control over financial reporting, disclosure controls and procedures and code of conduct. The Audit Committee is charged with establishing procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. The Audit Committee reviews all related party transactions on an ongoing basis, and all such transactions must be approved by the Audit Committee. The Audit Committee is authorized, without further action by the Board of Directors, to engage such independent legal, accounting and other advisors as it deems necessary or appropriate to carry out its responsibilities. The Board of Directors has adopted a written charter for the Audit Committee, which is available in the corporate governance section of the Company’s website at www.sontra.com. The Audit Committee currently consists of Messrs. Puorro, Amaral and Sullivan, each of whom is independent as defined under applicable Nasdaq listing standards. The Audit Committee met five times during fiscal 2005.

The Board of Directors has a Compensation Committee, which administers the Company’s stock option and incentive plans and approves salaries, bonuses and other compensation arrangements and policies for the Company’s officers, including the chief executive officer. The Board of Directors has adopted a written charter for the Compensation Committee, which is available in the corporate governance section of the Company’s website at www.sontra.com. The Compensation Committee consists of Messrs. Wigley, Amaral and Sullivan. The Compensation Committee met three times during fiscal 2005.

The Board of Directors has a Nominating Committee, which identifies individuals qualified to become directors and selects the persons to be nominated by the Board of Directors for election as directors. The Board of Directors has adopted a written charter for the Nominating Committee, which is available in the corporate governance section of the Company’s website at www.sontra.com. In recommending candidates for election to the Board of Directors, the Nominating Committee considers nominees recommended by directors, officers, employees, shareholders and others, using the same criteria to evaluate all candidates. The Nominating Committee reviews each candidate’s qualifications, including whether a candidate possesses any of the specific qualities and skills desirable in certain members of the Board of Directors. Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected candidates as appropriate. Upon selection of a qualified candidate, the Nominating Committee would recommend the candidate for consideration by the full Board of Directors. The Nominating Committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees. The Board of Directors requires that all nominees for the Board of Directors have a reputation for integrity, honesty and adherence to high ethical standards. In addition, nominees should also have demonstrated business acumen, experience and ability to exercise sound judgments in matters that relate to the current and long-term objectives of the Company and should be willing and able to contribute positively to the decision-making process of the Company. The Nominating Committee will consider nominees for the Board of Directors recommended by shareholders. Shareholders wishing to propose director candidates for consideration by the Nominating Committee may do so by writing to the Secretary of the Company and providing information regarding such candidate, including the candidate’s name, biographical data and qualifications. The Nominating Committee screens all potential candidates in the same manner regardless of the source of the recommendation. We have made no material changes to the procedures by which shareholders may recommend nominees to our Board of Directors, as described in our most recent proxy statement. The Nominating Committee consists of Messrs. Wigley and Amaral, each of whom is independent as defined under applicable Nasdaq listing standards. The Nominating Committee met one time during fiscal 2005.

Due to the size of the Company and its relatively small shareholder base, the Company has no formal process for shareholders to send communications to the Board of Directors. Shareholders may send written communications to the Board of Directors or any individual member to the Company’s offices, 10 Forge Parkway, Franklin, MA 02038. All such communications will be relayed accordingly, except for mass mailings, job inquiries, surveys, business solicitations or advertisements, or patently offensive or otherwise inappropriate material.

Historically, the Company has held board meetings at the time of its annual meetings of shareholders and has requested that its directors attend the annual meeting of shareholders. Six out of seven members of the Board of Directors attended the 2005 annual meeting of shareholders.

Director Compensation

Directors who are neither employees nor consultants of the Company receive cash compensation of $2,500 per in-person Board meeting attended. Committee members receive cash compensation of $500 per in-person committee meeting attended that falls on a date other than the date of a Board meeting and $500 per teleconference meeting attended. The Committee Chairman receives cash compensation of $1,500 per committee meeting (both in-person and via teleconference) attended that falls on a date other than the date of a Board meeting. The Chairman of the Board also receives cash compensation of $2,500 per month. Currently, Messrs. Amaral, Kohler, Langer, Puorro, Sullivan and Wigley are non-employee, non-consultant directors. All directors are reimbursed for reasonable out-of-pocket expenses incurred in attending board and committee meetings.

Dr. Langer is the Chairman of the Company’s Scientific Advisory Board and in such capacity receives cash compensation of $10,000 per quarter.

Directors who are neither employees nor consultants of the Company also receive an initial option grant of 50,000 shares upon initial election to the Board and an annual option grant to purchase 25,000 shares of Common Stock. All director options shall have an exercise price equal to the fair market value of the common stock on the date of grant, shall be fully vested and exercisable upon grant, and shall be exercisable for a term of ten years. All directors are also eligible to participate in our 1997 Long-Term Incentive and Stock Option Plan and our 2003 Stock Option and Incentive Plan. Upon retirement from the Board of Directors of the Company, 100% of any unvested stock options held by a non-employee director shall vest and become fully exercisable in accordance with the remaining terms of the applicable option plan and option agreement.

On May 24, 2005, the Company granted annual options to purchase 25,000 shares of Common Stock at an exercise price of $1.52 per share, all of which were fully vested upon grant, to each of Messrs. Amaral, Kohler, Langer, Puorro, Sullivan and Wigley.

On May 24, 2005, Mr. Wigley also received an option to purchase 25,000 shares of Common Stock in recognition of his continued service as Chairman of the Board, and an option to purchase 31,579 shares of Common Stock to replace an expiring stock option granted in 2000. Each of the foregoing options have an exercise price of $1.52, were fully vested and exercisable upon grant, and shall be exercisable for a term of ten years.

PROPOSAL 2

APPROVAL OF AMENDMENT TO
2003 STOCK OPTION AND INCENTIVE PLAN

In March 2003, our Board of Directors adopted the 2003 Stock Option and Incentive Plan (as amended, the “2003 Plan”). The shareholders approved the 2003 Plan in May 2003. We believe that our future success and the continued growth in shareholder value depends, in large part, on our ability to attract, retain and motivate key employees with experience and ability, in particular our technical personnel, in today’s intensely competitive market. Participation in the 2003 Plan rewards key employees for superior performance by giving them an opportunity to participate in this success. We believe that the stock options that may be granted and other stock-based compensation awards that may be made under the 2003 Plan are consistent with the grants and awards made by companies with which we compete for key talent. We currently have three executive officers, six directors (who are not otherwise officers) and 17 additional employees who are eligible to participate in the 2003 Plan.

Under the 2003 Plan, we are currently authorized to grant equity awards for the issuance of up to an aggregate of 2,500,000 shares of common stock. As of March 15, 2006, 2,345,698 shares of common stock had been issued, or are reserved for issuance, pursuant to awards granted under the 2003 Plan to plan participants. We estimate that the remaining 154,302 shares available for issuance under the 2003 Plan will not be sufficient to meet our future needs.

In addition, under the 2003 Plan, the current maximum number of shares that may be covered by awards granted to a participant in any one fiscal year is 500,000 shares. As of March 29, 2006, the record date for the Annual Meeting, there were 27,103,941 shares of the Company’s Common Stock issued and outstanding. We believe this annual per-participant limitation may have an adverse effect on our ability to attract and retain key executives and to link the interest of such executives with those of the shareholders.

Accordingly, on February 21, 2006 our Board approved, subject to stockholder approval, to amend the 2003 Plan to:

•
increase the number of shares available for issuance under the 2003 Plan (subject to adjustment for certain changes in the company’s capitalization) by an additional 3,500,000 shares, bringing the total number of shares available for issuance under the 2003 Plan to 6,000,000 shares; and

•	increase the number of shares subject to awards that may be granted to an individual participant in any one fiscal year to 1,500,000 shares.

If the stockholders do not approve the proposed amendment of the 2003 Plan, our ability to grant any further options or make any further awards of stock under the plan will be significantly curtailed and our flexibility in granting the most appropriate type of award will be significantly limited. This is likely to adversely impact our ability to attract, retain and motivate current and prospective employees.

The Board of Directors believes the amendment of the 2003 Plan is in the best interests of the Company and its shareholders and recommends a vote “FOR” the approval of such amendment.

Description of the 2003 Plan

The 2003 Plan is intended to provide grants of incentive stock options as defined under the Internal Revenue Code of 1986, as amended (the “Code”), non-qualified options, stock awards or opportunities to make direct purchases of Common Stock to our and our subsidiaries’ employees, officers, directors, consultants and advisors. The text of the 2003 Plan is attached to this proxy statement as Appendix I and to the electronic copy of this proxy statement filed with the SEC and may be accessed from the SEC’s Internet home page (www.sec.gov). In addition, a copy of the 2003 Plan may be obtained from our corporate secretary by writing to Sontra Medical Corporation, 10 Forge Parkway, Franklin, MA 02038. The following is a summary of the 2003 Plan and is qualified in its entirety by reference to the full text of the 2003 Plan.

The 2003 Plan is administered by our Board of Directors and the Compensation Committee. Subject to the provisions of the 2003 Plan, each of the Board of Directors and the Compensation Committee has the authority to select the persons to whom awards are granted and to determine the terms of each award, including the number of shares of Common Stock subject to the award and the exercise price of each award, subject to the provisions of the 2003 Plan. Payment of the exercise price of the award may be made in cash, shares of Common Stock, a combination of cash and stock, or by any other method approved by the board or Compensation Committee, consistent with applicable law. Unless otherwise permitted by the Board of Directors, awards are not assignable or transferable except by will or the laws of descent and distribution, and, during the participant’s lifetime, may be exercised only by the participant.

The 2003 Plan provides that upon an acquisition, the board or successor board, as the case may be, shall provide for the assumption and continuation of outstanding awards at such time and all equity-based awards will accelerate by at least a period of one year. Alternatively, or in addition to the foregoing, the board may either (i) require such options to be exercised immediately prior to the acquisition or (ii) terminate any outstanding options and pay the affected optionholders an amount equal to the excess of the fair market value of the Common Stock subject to the options over the exercise price of such options; provided, however, that the board may not terminate any options in the forgoing manner without accelerating in full the vesting of any options to be so terminated. In addition, upon the termination of an employee without cause or for good reason (as defined in the 2003 Plan) prior to the first anniversary of the completion of an acquisition, all equity-based awards then outstanding under the 2003 Plan held by that employee will immediately become exercisable.

The Board of Directors or the Compensation Committee may amend, suspend or terminate the 2003 Plan or any portion thereof at any time. Option agreements may be modified, amended or rescinded only by written agreement signed by the Company and the participant.

The 2003 Plan expires on March 12, 2013, unless sooner terminated by vote of the Board of Directors. After that date, no further awards may be granted under the 2003 Plan, but awards previously granted may extend beyond that date.

Plan Benefits

As of March 15, 2006, approximately 26 persons were eligible to receive awards under the 2003 Plan, including our three executive officers and six non-employee directors. The granting of awards under the 2003 Plan is discretionary, and we cannot now determine the number or type of awards to be granted in the future to any particular person or group. On April 3, 2006, the last reported sale price of our common stock on the Nasdaq Capital Market was $.57.

Since adoption of the 2003 Plan in May 2003, as of March 15, 2006 the following options have been granted under the 2003 Plan to the following persons and groups:

Optionees	No. of Options Granted
Named Executive Officers:
Thomas W. Davison	780,000
Sean F. Moran	208,089
Barry D. Marston	238,567

All Current Executive Officers as a Group	1,226,656

Directors who are not Executive Officers:
Joseph F. Amaral	92,500
Gary S. Kohler	60,000
Robert S. Langer	72,500
Gerard E. Puorro	75,000
Brian F. Sullivan	75,000
Michael R. Wigley	149,912

All Current Directors who are not Executive Officers as a Group	524,912

Each Associate of any of such Directors or Executive Officers	—

Each Other Person who Received or is to Receive Five Percent of Options under the 2003 Plan	—

All Employees, including all Current Officers who are not Executive Officers, as a Group	449,130

Federal Income Tax Consequences

The following generally summarizes the United States federal income tax consequences that generally will arise with respect to awards granted under the plan. This summary is based on the tax laws in effect as of the date of this Proxy Statement. Changes to these laws could alter the tax consequences described below.

Incentive Stock Options. A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by us or our majority owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Nonstatutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Nonstatutory Stock Options. A participant will not have income upon the grant of a nonstatutory stock option. A participant will have compensation income upon the exercise of a nonstatutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Restricted Stock. A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Other Stock-Based Awards. The tax consequences associated with any other stock-based award granted under the plan will vary depending on the specific terms of such award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award, whether the award includes a deferred feature and the participant’s holding period and tax basis for the award or underlying common stock.

Tax Consequences to Us. There will be no tax consequences to us except that we will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the code.

The Board of Directors recommends a vote FOR the proposal to amend the Company’s 2003 Stock Option and Incentive Plan to (i) increase the number of shares of Common Stock available for issuance thereunder by 3,500,000 shares, and (ii) increase the annual per participant limit on awards granted thereunder to 1,500,000 shares.

PROPOSAL 3

TO AUTHORIZE THE BOARD OF DIRECTORS, IN ITS DISCRETION, SHOULD IT DEEM IT TO BE APPROPRIATE AND IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS, TO AMEND THE COMPANY’S SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION, TO EFFECT A REVERSE STOCK SPLIT OF THE COMPANY’S ISSUED AND OUTSTANDING SHARES OF COMMON STOCK BY A RATIO OF 1-FOR-5, WITHOUT FURTHER APPROVAL OR AUTHORIZATION OF THE COMPANY’S SHAREHOLDERS

Overview

The Company may consider effecting a reverse split of its issued and outstanding shares of Common Stock (“reverse stock split” or “reverse split”) on or prior to the date of the Company’s next annual meeting of shareholders following the Annual Meeting if such action is deemed appropriate and in the best interests of the Company and its shareholders. Such action may be taken, among other reasons, in order to preserve the listing of the Company’s Common Stock on the Nasdaq Capital Market, to meet listing requirements for other trading markets or exchanges, or for reasons related to capital markets generally, including attracting institutional investors. Given the time and expense associated with convening a special meeting of shareholders, which would be required to consider this issue at a later time, the Board of Directors has determined that it is most efficient and in the best interests of the Company’s shareholders to seek approval and authorization of a reverse stock split at the Annual Meeting.

The Company has determined to submit two proposals, neither of which are conditioned on any other submitted proposal, that would grant authority to the Board of Directors to effect a reverse split, with such authority to be exercised, if at all, in accordance with the parameters of such proposals, at any time prior to the Company’s next annual meeting of shareholders following the Annual Meeting. If either or both of such proposals are approved by the Company’s shareholders at the Annual Meeting or at an adjournment thereof, the Board of Directors would then have the discretion to implement a reverse stock split, within the parameters of the authority granted at the Annual Meeting, at any time on or prior to the date of the Company’s next annual meeting of shareholders following the Annual Meeting, without seeking further approval or authorization of the Company’s shareholders.

General

The Company’s shareholders are being asked to approve two different reverse stock split proposals at the ratios of 1-for-5 and 1-for-10. If either or both of such proposals are approved, the Board of Directors may subsequently effect, in its discretion, one of the reverse stock splits in the event that it determines that such reverse stock split is appropriate and in the best interests of the Company and its shareholders. The Board of Directors has adopted resolutions, (i) declaring the advisability of each reverse stock split, subject to shareholder approval, (ii) in connection therewith, amending the Company’s Second Amended and Restated Articles of Incorporation (the “Amendment”), to effect each reverse stock split, subject to shareholder approval, and (iii) authorizing any other action it deems necessary or appropriate to effect each reverse stock split, without further approval or authorization of the Company’s shareholders, at any time on or prior to the date of the Company’s next annual meeting of shareholders following the Annual Meeting.

In Proposal No. 3, the Company’s shareholders are being asked to authorize the Board of Directors, in its discretion, to amend the Company’s Articles of Incorporation to effect a 1-for-5 reverse stock split, without further approval or authorization of the Company’s shareholders, at any time prior to the next annual meeting of shareholders.

If approved by the Company’s shareholders, and the Board of Directors determines that a reverse stock split is appropriate and in the best interests of the Company and its shareholders, one of the two proposed reverse stock splits could become effective on any date selected by the Board of Directors on or prior to the date of the Company’s next annual meeting of shareholders following the Annual Meeting. The Board of Directors may only effect one of the proposed reverse stock splits. At the effective time of the Amendment, the other Amendment approved by the shareholders would be deemed abandoned, without any further effect. Moreover, the Board of Directors reserves the right, even after shareholder approval, to forego effecting a reverse stock split if such action is determined not to be appropriate and in the best interests of the Company and its shareholders. If neither of the reverse stock splits approved by the shareholders is subsequently implemented by the Board of Directors and effected by the date of the next annual meeting of shareholders following the Annual Meeting, both such proposals will be deemed abandoned, without any further effect. In such case, the Board of Directors may again seek shareholder approval at a future date for a reverse stock split if it deems a reverse stock split to be advisable at that time.

Contingent on approval of this proposal by the requisite vote of the Company’s shareholders and thereafter implementation by the Board of Directors and filing of the Amendment with the Secretary of State of the State of Minnesota, the 1-for-5 reverse stock split would be effective in accordance with the Amendment.

Reasons for the Proposed Reverse Split

The primary reason for implementing a reverse split would be to attempt to increase the per share market price of the Common Stock. On November 23, 2005, the Company received a Nasdaq Staff deficiency letter (the “Letter”), indicating that the Company is not in compliance with the $1.00 minimum closing bid price requirement for continued listing on the Nasdaq Capital Market as set forth in Marketplace Rule 4310(c)(4) (the “Rule”). The Company received the Letter because the bid price of the Common Stock closed below $1.00 per share for 30 consecutive business days. The Letter also stated that, in accordance with Marketplace Rule 4310(c)(8)(D), the Company will be provided 180 calendar days, or until May 22, 2006, to regain compliance. In accordance with Marketplace Rule 4310(c)(8)(E), if at any time before May 22, 2006, the bid price of the Common Stock closes at or above $1.00 per share for a minimum of ten consecutive business days, the Company will be provided written notice that it complies under the Rule.  If compliance with the Rule cannot be demonstrated by May 22, 2006, the Staff will determine whether the Company meets the Nasdaq Capital Market initial listing criteria set forth in Marketplace Rule 4310(c), except for the bid price requirement. If the Company meets the initial listing criteria, the Company will be granted an additional 180 calendar day period to comply with the Rule. If it is determined that the Company is not eligible for this additional compliance period, the Company will be provided written notice that its securities will be delisted. At that time, the Company may appeal to a Listing Qualifications Panel the Staff’s determination to delist its securities.

The Board of Directors anticipates that a reverse split, if implemented, would have the effect of increasing, proportionately, the per share trading price of the Company’s Common Stock, which could result in a share price high enough to maintain compliance with the Nasdaq Capital Market minimum price requirement. There can be no assurance, however, that the Company would be able to maintain the listing of the Company’s Common Stock on the Nasdaq Capital Market even if a reverse split results in a bid price for the Company’s Common Stock that exceeds $1.00 per share.

The Board of Directors believes that the current low price of the Company’s Common Stock has had a negative effect on the marketability of the issued and outstanding shares, the amount and percentage of transaction costs paid by individual shareholders and the potential ability of the Company to raise capital by issuing additional shares of its Common Stock. The Board of Directors believes there are several reasons for these effects. First, certain institutional investors have internal policies preventing the purchase of low-priced stocks. Moreover, a variety of policies and practices of broker-dealers discourage individual brokers within those firms from dealing in low-priced stocks. Second, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current share price of the Company’s Common Stock can result in individual shareholders paying transaction costs (commissions, markups or markdowns) which are a higher percentage of their total share value than would be the case if the Company’s share price were substantially higher. This factor is also believed to limit the willingness of institutions to purchase the Company’s Common Stock.

The Board of Directors anticipates that a reverse split would result in an increased per share bid price for the Company’s Common Stock. The Board of Directors also believes that the anticipated increase in the price of the Company’s Common Stock could encourage interest in the Company’s Common Stock and possibly promote greater liquidity for the Company’s shareholders, although such liquidity could be adversely affected by the reduced number of shares outstanding after a reverse split. In addition, although any increase in the market price of the Company’s Common Stock resulting from a reverse split may be proportionately less than the decrease in the number of outstanding shares, a reverse split could result in a market price for the shares that would be high enough to overcome the reluctance, policies and practices of brokers and investors referred to above and to diminish the adverse impact of trading commissions on the market for the shares.

There can be no assurances, however, that if a reverse split were implemented, the foregoing events would occur, or that the market price of the Company’s Common Stock immediately after such a reverse split would be maintained for any period of time. Moreover, there can be no assurance that the market price of the Company’s Common Stock after a reverse split would adjust to reflect the conversion ratio (e.g., if the market price is $.50 before a reverse split and the ratio is one (1) share for every five (5) shares outstanding there can be no assurance that the market price for such share immediately after the reverse split would be $2.50 (5 x $.50)); or that the market price following a reverse split would either exceed or remain in excess of the then current market price.

Principal Effects of the Proposed 1-for-5 Reverse Split

    If the proposed 1-for-5 reverse stock split is approved at the Annual Meeting and the Board of Directors subsequently determines that a reverse stock split is appropriate and in the best interests of the Company and its shareholders, and elects to effect the 1-for-5 reverse stock split, each outstanding share of the Company’s Common Stock would immediately and automatically be changed, as of the effective date of the Amendment, into one fifth of a share of the Company’s Common Stock and the number of shares of the Company’s Common Stock subject to outstanding options and warrants issued by the Company would be reduced by a factor of five and the respective exercise prices would be increased by a factor of five. In addition, the conversion price of the Company’s Series A Preferred Stock would automatically be adjusted by a factor of five, resulting in fewer shares of Common Stock to be issued upon conversion.

No fractional shares of the Company’s Common Stock would be issued by the Company in connection with a reverse split. Holders of the Company’s Common Stock who would otherwise receive a fractional share of the Company’s Common Stock pursuant to the reverse split would receive cash in lieu of the fractional share as explained more fully below. Such cash payments will reduce the number of post-split shareholders to the extent there are shareholders presently holding fewer than the number of shares to be converted into one share as a result of the reverse stock split. This, however, is not the purpose for which the Company would be effecting the reverse stock split. Our Common Stock is currently registered under Section 12(g) of the Securities Exchange Act of 1934. As a result, we are subject to the periodic reporting and other requirements of the Securities Exchange Act of 1934. The proposed reverse stock split would not affect the registration of our Common Stock under the Securities Exchange Act of 1934.

The par value of the Company’s Common Stock would remain unchanged at $.01 per share, and the number of authorized shares of the Company’s Common Stock would remain unchanged.

If the reverse split is approved at the Annual Meeting and subsequently effected by the Board of Directors, the Board of Directors would fix a record date for the determination of shares subject to the reverse split. As of March 29, 2006, the record date for the Annual Meeting, there were 27,103,491 shares of the Company’s Common Stock issued and outstanding. If additional shares of the Company’s Common Stock are issued or redeemed prior to the effective date of the reverse split, the actual number of shares issued and outstanding before and after the reverse split would increase or decrease accordingly.

Because the reverse split would apply to all issued and outstanding shares of the Company’s Common Stock and outstanding rights to purchase the Company’s Common Stock or to convert other securities into the Company’s Common Stock, the proposed reverse split would not alter the relative rights and preferences of existing shareholders. The reverse split would, however, effectively increase the number of shares of the Company’s Common Stock available for future issuances by the Board of Directors.

If the proposed reverse split is approved at the Annual Meeting and subsequently effected by the Board of Directors, some shareholders may consequently own less than one hundred shares of the Company’s Common Stock. A purchase or sale of less than one hundred shares (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those shareholders who own less than one hundred shares following implementation of a reverse split may be required to pay higher transaction costs should they subsequently determine to sell their shares of Common Stock.

If a reverse split is approved by the requisite vote of the shareholders, shareholders have no right under Minnesota law or the Company’s Articles of Incorporation or By-Laws to dissent from a reverse split or to dissent from the payment of cash in lieu of issuing fractional shares.

Cash Payment in Lieu of Fractional Shares

If the proposed reverse split is approved at the Annual Meeting and subsequently effected by the Board of Directors, in lieu of any fractional shares to which a holder of the Company’s Common Stock would otherwise be entitled as a result of such reverse split, the Company would pay cash equal to the fair value of the Company’s Common Stock at the effective time of the reverse split. Fair value of the Company’s Common Stock will be determined by multiplying the fractional share by the average of the closing trading prices of the Common Stock (as adjusted to reflect the reverse stock split) during regular trading hours for the five trading days immediately preceding the effective time of the reverse stock split.

Federal Income Tax Consequences

The following description of the material federal income tax consequences of a reverse split is based on the Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this Proxy Statement. Changes to the laws could alter the tax consequences described below, possibly with retroactive effect. The Company has not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of a reverse split. This discussion is for general information only and does not discuss the tax consequences which may apply to special classes of taxpayers (e.g., non-resident aliens, broker/dealers or insurance companies). The state and local tax consequences of a reverse split may vary significantly as to each shareholder, depending upon the jurisdiction in which such shareholder resides. Shareholders are urged to consult their own tax advisors to determine the particular consequences to them.

In general, the federal income tax consequences of a reverse split will vary among shareholders depending upon whether they receive cash for fractional shares or solely a reduced number of shares of the Company’s Common Stock in exchange for their old shares of the Company’s Common Stock. The Company believes that because a reverse split would not be part of a plan to increase periodically a shareholder’s proportionate interest in the Company’s assets or earnings and profits, the reverse split would likely have the following federal income tax effects:

A shareholder who receives solely a reduced number of shares of the Company’s Common Stock would not recognize gain or loss. In the aggregate, such a shareholder’s basis in the reduced number of shares of the Company’s Common Stock would equal the shareholder’s basis in its old shares of the Company’s Common Stock.

A shareholder who receives cash in lieu of a fractional share as a result of the reverse split would generally be treated as having received the payment as a distribution in redemption of the fractional share, as provided in Section 302(a) of the Code, which distribution would be taxed as either a distribution under Section 301 of the Code or an exchange to such shareholder, depending on that shareholder’s particular facts and circumstances. Generally, a shareholder receiving such a payment should recognize gain or loss equal to the difference, if any, between the amount of cash received and the shareholder’s basis in the fractional share. In the aggregate, such a shareholder’s basis in the reduced number of shares of the Company’s Common Stock will equal the shareholder’s basis in its old shares of the Company’s Common Stock decreased by the basis allocated to the fractional share for which such shareholder is entitled to receive cash.

The Company would not recognize any gain or loss as a result of a reverse split.

Board Discretion to Implement the 1-for-5 Reverse Split

If the proposed 1-for-5 reverse split is approved at the Annual Meeting, the Board of Directors may, in its discretion, should it deem it to be appropriate and in the best interests of the Company and its shareholders, at any time prior to the date of the Company’s next annual meeting of shareholders following the Annual Meeting, authorize the reverse split and file the Amendment with the Secretary of State of the State of Minnesota. The form of Amendment is attached as Appendix II to this Proxy Statement. The determination by the Board of Directors to implement a reverse split of the Company’s Common Stock would be based on a number of factors, including continuing to preserve the listing of the Company’s Common Stock on the Nasdaq Capital Market, meeting listing requirements for other trading markets or exchanges, or for other reasons related to the Company’s capital markets needs generally, including attracting institutional investors. If the Board of Directors determines to implement a reverse split of the Company’s Common Stock, the ratio chosen by the Board of Directors from among those approved by the shareholders at the Annual Meeting will depend on a number of factors, including market conditions, existing and expected trading prices for the Company’s Common Stock and the likely effect of business developments on the market price for the Company’s Common Stock. Notwithstanding approval of the reverse split at the Annual Meeting, the Board of Directors may, in its discretion, determine not to implement the reverse split.

The Board of Directors recommends a vote FOR the proposal to authorize the Board of Directors, in its discretion, should it deem it to be appropriate and in the best interests of the Company and its shareholders, to effect a reverse stock split of the Company’s Common Stock by a ratio of 1-for-5 at any time on or prior to the date of the Company’s next annual meeting of shareholders following the Annual Meeting, without further approval or authorization of the Company’s shareholders.

PROPOSAL 4

TO AUTHORIZE THE BOARD OF DIRECTORS, IN ITS DISCRETION, SHOULD IT DEEM IT TO BE APPROPRIATE AND IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS, TO AMEND THE COMPANY’S SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION, TO EFFECT A REVERSE STOCK SPLIT OF THE COMPANY’S ISSUED AND OUTSTANDING SHARES OF COMMON STOCK BY A RATIO OF 1-FOR-10, WITHOUT FURTHER APPROVAL OR AUTHORIZATION OF THE COMPANY’S SHAREHOLDERS

Overview

For an overview of the reverse stock split proposals, see the caption entitled “Overview” in Proposal No. 3 above.

General

The Company’s shareholders are being asked to approve two different reverse stock split proposals at the ratios of 1-for-5 and 1-for-10. If either or both of such proposals are approved, the Board of Directors may subsequently effect, in its discretion, one of the reverse stock splits in the event that it determines that such reverse stock split is appropriate and in the best interests of the Company and its shareholders. The Board of Directors has adopted resolutions, (i) declaring the advisability of each reverse stock split, subject to shareholder approval, (ii) in connection therewith, amending the Company’s Second Amended and Restated Articles of Incorporation (the “Amendment”), to effect each reverse stock split, subject to shareholder approval, and (iii) authorizing any other action it deems necessary or appropriate to effect each reverse stock split, without further approval or authorization of the Company’s shareholders, at any time on or prior to the date of the Company’s next annual meeting of shareholders following the Annual Meeting.

In Proposal No. 4, the Company’s shareholders are being asked to authorize the Board of Directors, in its discretion, to amend the Company’s Articles of Incorporation to effect a 1-for-10 reverse stock split, without further approval or authorization of the Company’s shareholders, at any time prior to the next annual meeting of shareholders.

If approved by the Company’s shareholders, and the Board of Directors determines that a reverse stock split is appropriate and in the best interests of the Company and its shareholders, one of the two proposed reverse stock splits could become effective on any date selected by the Board of Directors on or prior to the date of the Company’s next annual meeting of shareholders following the Annual Meeting. The Board of Directors may only effect one of the proposed reverse stock splits. At the effective time of the Amendment, the other Amendment approved by the shareholders would be deemed abandoned, without any further effect. Moreover, the Board of Directors reserves the right, even after shareholder approval, to forego effecting a reverse stock split if such action is determined not to be appropriate and in the best interests of the Company and its shareholders. If neither of the reverse stock splits approved by the shareholders is subsequently implemented by the Board of Directors and effected by the date of the next annual meeting of shareholders following the Annual Meeting, both such proposals will be deemed abandoned, without any further effect. In such case, the Board of Directors may again seek shareholder approval at a future date for a reverse stock split if it deems a reverse stock split to be advisable at that time.

Contingent on approval of this proposal by the requisite vote of the Company’s shareholders and thereafter implementation by the Board of Directors and filing of the Amendment with the Secretary of State of the State of Minnesota, the 1-for-10 reverse stock split would be effective in accordance with the Amendment.

Reasons for the Proposed Reverse Split

For a discussion of the reasons underlying the Company’s decision to seek approval for the reverse split, see the caption entitled “Reasons for the Proposed Reverse Split” in Proposal No. 3 above.

Principal Effects of the Proposed 1-for-10 Reverse Split

If the proposed 1-for-10 reverse stock split is approved at the Annual Meeting and the Board of Directors subsequently determines that a reverse stock split is appropriate and in the best interests of the Company and its shareholders, and elects to effect the 1-for-10 reverse stock split, each outstanding share of the Company’s Common Stock would immediately and automatically be changed, as of the effective date of the Amendment, into one tenth of a share of the Company’s Common Stock and the number of shares of the Company’s Common Stock subject to outstanding options and warrants issued by the Company would be reduced by a factor of ten and the respective exercise prices would be increased by a factor of ten. In addition, the conversion price of the Company’s Series A Preferred Stock would automatically be adjusted by a factor of ten, resulting in fewer shares of Common Stock to be issued upon conversion.

    No fractional shares of the Company’s Common Stock would be issued by the Company in connection with a reverse split. Holders of the Company’s Common Stock who would otherwise receive a fractional share of the Company’s Common Stock pursuant to the reverse split would receive cash in lieu of the fractional share as explained more fully below. Such cash payments will reduce the number of post-split shareholders to the extent there are shareholders presently holding fewer than the number of shares to be converted into one share as a result of the reverse stock split. This, however, is not the purpose for which the Company would be effecting the reverse stock split. Our Common Stock is currently registered under Section 12(g) of the Securities Exchange Act of 1934. As a result, we are subject to the periodic reporting and other requirements of the Securities Exchange Act of 1934. The proposed reverse stock split would not affect the registration of our Common Stock under the Securities Exchange Act of 1934.

The par value of the Company’s Common Stock would remain unchanged at $.01 per share, and the number of authorized shares of the Company’s Common Stock would remain unchanged.

If the reverse split is approved at the Annual Meeting and subsequently effected by the Board of Directors, the Board of Directors would fix a record date for the determination of shares subject to the reverse split. As of March 29, 2006, the record date for the Annual Meeting, there were 27,103,491 shares of the Company’s Common Stock issued and outstanding. If additional shares of the Company’s Common Stock are issued or redeemed prior to the effective date of the reverse split, the actual number of shares issued and outstanding before and after the reverse split would increase or decrease accordingly.

Because the reverse split would apply to all issued and outstanding shares of the Company’s Common Stock and outstanding rights to purchase the Company’s Common Stock or to convert other securities into the Company’s Common Stock, the proposed reverse split would not alter the relative rights and preferences of existing shareholders. The reverse split would, however, effectively increase the number of shares of the Company’s Common Stock available for future issuances by the Board of Directors.

If the proposed reverse split is approved at the Annual Meeting and subsequently effected by the Board of Directors, some shareholders may consequently own less than one hundred shares of the Company’s Common Stock. A purchase or sale of less than one hundred shares (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those shareholders who own less than one hundred shares following implementation of a reverse split may be required to pay higher transaction costs should they subsequently determine to sell their shares of Common Stock.

If a reverse split is approved by the requisite vote of the shareholders, shareholders have no right under Minnesota law or the Company’s Articles of Incorporation or By-Laws to dissent from a reverse split or to dissent from the payment of cash in lieu of issuing fractional shares.

Cash Payment in Lieu of Fractional Shares

If the proposed reverse split is approved at the Annual Meeting and subsequently effected by the Board of Directors, in lieu of any fractional shares to which a holder of the Company’s Common Stock would otherwise be entitled as a result of such reverse split, the Company would pay cash equal to the fair value of the Company’s Common Stock at the effective time of the reverse split. Fair value of the Company’s Common Stock will be determined by multiplying the fractional share by the average of the closing trading prices of the Common Stock (as adjusted to reflect the reverse stock split) during regular trading hours for the five trading days immediately preceding the effective time of the reverse stock split.

Federal Income Tax Consequences

For a discussion of the federal income tax consequences of the reverse split, see the caption entitled “Federal Income Tax Consequences” in Proposal No. 3 above.

Board Discretion to Implement the 1-for-10 Reverse Split

If the proposed 1-for-10 reverse split is approved at the Annual Meeting, the Board of Directors may, in its discretion, should it deem it to be appropriate and in the best interests of the Company and its shareholders, at any time prior to the date of the Company’s next annual meeting of shareholders following the Annual Meeting, authorize the reverse split and file the Amendment with the Secretary of State of the State of Minnesota. The form of Amendment is attached as Appendix III to this Proxy Statement. The determination by the Board of Directors to implement a reverse split of the Company’s Common Stock would be based on a number of factors, including continuing to preserve the listing of the Company’s Common Stock on the Nasdaq Capital Market, meeting listing requirements for other trading markets or exchanges, or for other reasons related to the Company’s capital markets needs generally, including attracting institutional investors. If the Board of Directors determines to implement a reverse split of the Company’s Common Stock, the ratio chosen by the Board of Directors from among those approved by the shareholders at the Annual Meeting will depend on a number of factors, including market conditions, existing and expected trading prices for the Company’s Common Stock and the likely effect of business developments on the market price for the Company’s Common Stock. Notwithstanding approval of the reverse split at the Annual Meeting, the Board of Directors may, in its discretion, determine not to implement the reverse split.

The Board of Directors recommends a vote FOR the proposal to authorize the Board of Directors, in its discretion, should it deem it to be appropriate and in the best interests of the Company and its shareholders, to effect a reverse stock split of the Company’s Common Stock by a ratio of 1-for-10 at any time on or prior to the date of the Company’s next annual meeting of shareholders following the Annual Meeting, without further approval or authorization of the Company’s shareholders.

PROPOSAL 5

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed Wolf & Company, P.C., independent registered public accounting firm, to audit the Company’s consolidated financial statements for the fiscal year ending December 31, 2006, and recommends that the shareholders vote for ratification of such appointment. If the shareholders do not ratify the selection of Wolf & Company as the Company’s independent auditors, the selection of such auditors will be reconsidered by the Audit Committee. A representative of Wolf & Company, which served as the Company’s auditors in fiscal 2005, is expected to be present at the Annual Meeting to be available to respond to appropriate questions from shareholders and to make a statement if he or she desires to do so.

The Board of Directors recommends that the shareholders vote FOR the ratification of Wolf & Company, P.C. to serve as the Company’s independent registered public accounting firm for the current fiscal year.

ADDITIONAL INFORMATION
Executive Compensation

Summary Compensation

The following table provides certain summary information with respect to the compensation earned by each of the Named Executive Officers for the fiscal years ended December 31, 2005, 2004 and 2003.

SUMMARY COMPENSATION TABLE

	Annual Compensation(1)			Long-Term Compensation
				Awards

Name and Principal Position	Year	Salary	Bonus	Securities Underlying Options (# of Shares)	All Other Compensation(2)
Thomas W. Davison	2005	$311,613	$—	—	$34,105
Chief Executive Officer	2004	293,991	100,000	—	41,000
and President	2003	285,004	—	280,000	40,000

Sean F. Moran	2005	209,623	—	—	30,270
Chief Financial Officer	2004	198,283	50,000	—	41,000
	2003	192,135	—	90,000	26,492

Barry D. Marston(3)	2005	155,008	—	—	22,055
Vice President of Sales and Marketing

(1) In accordance with the rules of the Securities and Exchange Commission, certain other annual compensation in the form of perquisites and other personal benefits has been omitted in those instances where the aggregate amount of such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total of annual salary and bonus for the Named Executive Officer for such year.
(2)  Amounts in this column represent the aggregate dollar amount of the Company’s contributions to the Named Executive Officer’s 401(k) account, paid in shares of our Common Stock.
(3)  Mr. Marston became an executive officer effective May 2005.

Option/SAR Grants In Fiscal Year 2005

The Company granted no options to purchase shares of Common Stock to any Named Executive Officer during fiscal 2005. The Company granted no stock appreciation rights during fiscal 2005.

Fiscal Year 2005 Aggregated Option Exercises and Fiscal Year-End Option Values

The following table sets forth information with respect to stock options exercised by the Named Executive Officers during fiscal 2005 and stock options held as of December 31, 2005 by each Named Executive Officer.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
FISCAL YEAR END OPTION VALUES

			Number of Securities Underlying Unexercised Options at Fiscal Year End		Value of Unexercised, In-the-Money Options at Fiscal Year End(2)
Name	Shares Acquired on Exercise	Value Realized (1)	Exercisable	Unexercisable	Exercisable	Unexercisable
Thomas W. Davison	38,543	$42,825(3)	967,626	0	$0	$0
Sean F. Moran	__	__	271,517	0	0	0
Barry D. Marston	__	__	150,000	0	0	0

(1) The value realized is based on the difference between the option exercise price of such options and the closing price of the underlying Common Stock on the Nasdaq Capital Market on the date of exercise.

(2) Amounts are calculated by subtracting the exercise price of the options from the fair market value of the underlying Common Stock as quoted on the Nasdaq Capital Market of $0.47 per share on December 30, 2005, multiplied by the number of shares underlying the options, and do not reflect amounts that actually may be received by the Named Executive Officers upon exercise of options.
(3) On January 26, 2005, Mr. Davison exercised options to purchase 38,543 shares of Common Stock at an exercise price of $0.5189 per share. Mr. Davison has not sold any of the 38,543 shares acquired pursuant to such option exercise.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

On June 25, 2002, we entered in an employment agreement with Mr. Moran as our Chief Financial Officer that provides for a base salary currently set at $209,623. The agreement also provides for severance payments equal to six months of base salary in the event of the termination of his employment by the Company other than for cause (as defined therein).

Independent Registered Public Accounting Firm

The following is a summary of the fees billed to the Company by Wolf & Company for professional services rendered for the fiscal years ended December 31, 2005 and 2004:

Fee Category	Fiscal 2005	Fiscal 2004
Audit Fees	$68,500	$64,000
Audit-Related Fees	7,750	5,000
Tax Fees	6,100	8,300
All Other Fees	0	0
Total Fees	$82,350	$77,300

Audit Fees. Consists of fees billed for professional services rendered for the audit of the Company’s consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by Wolf & Company in connection with statutory and regulatory filings or engagements.

Audit-Related Fees. Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” These services consist of the provision of consents in connection with the Company’s Registration Statements.

Tax Fees. Consists of fees billed for professional services for tax compliance. These services consist of assistance regarding the preparation of federal and state tax returns.

    All Other Fees. Consists of fees billed to the Company by Wolf & Company for products and services other than the services reported above.

Audit Committee Policy on Pre-Approval of Services of Independent Registered Public Accounting Firm

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the Company’s independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

Audit Committee Financial Expert

The Board of Directors has determined that Gerard E. Puorro is an “audit committee financial expert” as defined in Item 401(e) of Regulation S-B.

Audit Committee Report

The Audit Committee of the Board of Directors has reviewed and discussed the Company’s audited financial statements for fiscal 2005 with the Company’s management. The Audit Committee has discussed with Wolf & Company, the Company’s independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61. The Audit Committee has received the written disclosures and the letter from Wolf & Company required by Independence Standards Board Standard No. 1 and has discussed with Wolf & Company its independence. The Audit Committee also considered whether Wolf & Company’s provision of non-audit services to the Company is compatible with maintaining Wolf & Company’s independence. Based on the review and discussions described above, among other things, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-KSB for fiscal 2005.

AUDIT COMMITTEE
Gerard E. Puorro, Chairman
Joseph F. Amaral
Brian F. Sullivan

The information contained in the foregoing report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference into any of the Company’s previous or future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent specifically incorporated by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Certain Relationships and Related Transactions

2004 Private Placement

In 2004, we completed a private placement (the “2004 Private Placement”) that provided the Company with net proceeds of approximately $4.2 million pursuant to the terms of a Common Stock and Warrant Purchase Agreement, dated as of December 8, 2004 (the “Purchase Agreement”). Under the terms of the Purchase Agreement, at the initial closing of the 2004 Private Placement on December 8, 2004, investors purchased 2,464,713 shares of the Company’s Common Stock in a private placement at a per share purchase price of $1.70 (with the exceptions noted below). The investors also received warrants (together with the Placement Agent Warrants, the “Warrants”) to purchase up to 985,886 shares of Common Stock. At the second closing of the 2004 Private Placement on December 15, 2004, investors purchased 171,287 shares of the Company’s Common Stock and Warrants to purchase up to 68,514 shares of Common Stock, on the same terms as the initial closing. The Warrants are exercisable at a per share price of $2.45 and will expire no later than the fifth anniversary of the issue date. In addition, the Company shall have the right to terminate the Warrants, upon thirty days notice, in the event that the closing price of the Company’s common stock for twenty consecutive trading days is equal to or greater than $4.90 per share.

The Company paid to the placement agent for the 2004 Private Placement for its services (a) a cash fee of seven percent of all funds received by the Company in the 2004 Private Placement from all investors, excluding Warrants, and (b) warrants to purchase a number of shares of Common Stock of the Company equal to five percent of the aggregate number of shares of Common Stock issued in the 2004 Private Placement, on the identical terms and conditions (including a per share exercise price of $2.45) with the Warrants (the “Placement Agent Warrants”). The Company also reimbursed the placement agent for all pre-approved expenses in connection with the 2004 Private Placement. In addition, the placement agent received contractual rights of indemnification from the Company relating to the placement agent’s participation in the 2004 Private Placement.

In the 2004 Private Placement, Michael R. Wigley, Chairman of the Board of the Company, purchased 58,825 shares of Common Stock at a per share purchase price of $2.00 (equal to the closing price of the Common Stock on the Nasdaq SmallCap Market on December 7, 2004), for an aggregate purchase price of $117,650.00. Mr. Wigley also received Warrants for the purchase of 23,530 shares of Common Stock. In addition, Great Plains Companies, Inc. (“Great Plains”) purchased 58,825 shares of Common Stock at a per share purchase price of $2.00 (equal to the closing price of the Common Stock on the Nasdaq SmallCap Market on December 7, 2004), for an aggregate purchase price of $117,650.00. Great Plains also received Warrants for the purchase of 23,530 shares of Common Stock. Mr. Wigley is the Chief Executive Officer and the majority shareholder of Great Plains. In addition, a trust for the benefit of Mr. Wigley’s children purchased 58,825 shares of Common Stock and Warrants for the purchase of 23,530 shares of Common Stock, for an aggregate purchase price of $100,002.50.

In September 2005, the Company issued an aggregate of 1,482 shares of Common Stock to Mr. Kohler in payment of the annual 8% dividend payable on his shares of Series A Preferred Stock. In October 2004, the Company issued an aggregate of 990 shares of Common Stock to Mr. Kohler in payment of the annual 8% dividend payable on his shares of Series A Preferred Stock.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who beneficially own more than ten percent of the Company’s Common Stock, to file reports of beneficial ownership and changes in beneficial ownership with the Securities and Exchange Commission. Based solely on its review of the copies of such forms received or written representations from certain reporting persons, the Company believes that, during fiscal 2005, its officers, directors and ten-percent shareholders complied with all applicable Section 16(a) filing requirements applicable to such individuals.

Involvement in Legal Proceedings

On January 13, 2003, the Securities and Exchange Commission issued a cease-and-desist order relating to an SEC Administrative Proceeding, Release No. 34-47167, instituted against Anika Therapeutics, Inc. (“Anika”), the former chief executive officer of Anika, and Sean F. Moran, the Company’s Chief Financial Officer and the former chief financial officer of Anika, in connection with a SEC investigation and findings of violations of securities laws related to Anika’s improper recognition of certain revenues in 1998 and 1999. In accordance with the final terms of the Order, Mr. Moran agreed to cease and desist from committing or causing any violations and any future violations of certain sections and rules promulgated under the Exchange Act. The SEC has not imposed any fines or additional penalties on Mr. Moran in connection with this investigation.

Annual Report on Form 10-KSB

The Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005, including exhibits, is available without charge upon request from the Company. Requests for copies of the Annual Report on Form 10-KSB should be sent to the Secretary of the Company at its offices, 10 Forge Parkway, Franklin, Massachusetts 02038.

Other Matters

The Board does not know of any other matter which may come before the Annual Meeting. If any other matters are properly presented to the Annual Meeting, it is the intention of the persons named as proxies in the accompanying proxy card to vote, or otherwise to act, in accordance with their best judgment on such matters.

The Board hopes that shareholders will attend the Annual Meeting. Whether or not you plan to attend, you are urged to sign, date and complete the enclosed proxy card and return it in the accompanying envelope. A prompt response will greatly facilitate arrangements for the Annual Meeting, and your cooperation will be appreciated. Shareholders who attend the Annual Meeting may vote their shares even though they have sent in their proxies.

Proposals of Shareholders for 2007 Annual Meeting

Any proposal that a shareholder of the Company wishes to be considered for inclusion in the Company’s proxy statement and proxy card for the Company’s 2007 Annual Meeting of Shareholders (the “2007 Annual Meeting”) must be submitted to the Secretary of the Company at its offices, 10 Forge Parkway, Franklin, Massachusetts 02038, no later than December 7, 2006. In addition, such proposals must comply with the requirements of Rule 14a-8 under the Exchange Act.

If a shareholder of the Company wishes to present a proposal before the 2007 Annual Meeting, but does not wish to have the proposal considered for inclusion in the Company’s proxy statement and proxy card, such shareholder must also give written notice to the Secretary of the Company at the address noted above. The Secretary of the Company must receive such notice no later than February 20, 2007. If a shareholder fails to provide timely notice of a proposal to be presented at the 2007 Annual Meeting, the proxies designated by the Board of Directors of the Company will have discretionary authority to vote on any such proposal.

By Order of the Board of Directors
Sean Moran, Secretary

Franklin, Massachusetts
April 6, 2006

APPENDIX I

SONTRA MEDICAL CORPORATION

2003 STOCK OPTION AND INCENTIVE PLAN, AS AMENDED

1.     Purpose and Eligibility

The purpose of this 2003 Stock Option and Incentive Plan (as amended, the “Plan”) of Sontra Medical Corporation (the “Company”) is to provide stock options and other equity interests in the Company (each an “Award”) to employees, officers, directors, consultants and advisors of the Company and its Subsidiaries, all of whom are eligible to receive Awards under the Plan. Any person to whom an Award has been granted under the Plan is called a “Participant”. Additional definitions are contained in Section 8.

2.     Administration

a.    Administration by Board of Directors. The Plan will be administered by the Board of Directors of the Company (the “Board”). The Board, in its sole discretion, shall have the authority to grant and amend Awards, to adopt, amend and repeal rules relating to the Plan and to interpret and correct the provisions of the Plan and any Award. All decisions by the Board shall be final and binding on all interested persons. Neither the Company nor any member of the Board shall be liable for any action or determination relating to the Plan.

b.    Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean such Committee or the Board.

c.    Delegation to Executive Officers. To the extent permitted by applicable law, the Board may delegate to one or more executive officers of the Company the power to grant Awards and exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the maximum number of Awards to be granted and the maximum number of shares issuable to any one Participant pursuant to Awards granted by such executive officers.

3.      Stock Available for Awards

a.    Number of Shares. Subject to adjustment under Section 3(c), the aggregate number of shares of Common Stock, par value $.01 per share, of the Company (the “Common Stock”) that may be issued pursuant to the Plan is 6,000,000 shares. If any Award expires, or is terminated, surrendered or forfeited, in whole or in part, the unissued Common Stock covered by such Award shall again be available for the grant of Awards under the Plan. If shares of Common Stock issued pursuant to the Plan are repurchased by, or are surrendered or forfeited to, the Company at no more than cost, such shares of Common Stock shall again be available for the grant of Awards under the Plan; provided, however, that the cumulative number of such shares that may be so reissued under the Plan will not exceed 6,000,000 shares (such number to be subject to adjustment in accordance with Section 3(c) below). Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

b.    Per-Participant Limit. Subject to adjustment under Section 3(c), no Participant may be granted Awards during any one fiscal year to purchase more than 1,500,000 shares of Common Stock.

c.    Adjustment to Common Stock. In the event of any stock split, stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off, split-up, or other similar change in capitalization or event, (i) the number and class of securities available for Awards under the Plan and the per-Participant share limit, (ii) the number and class of securities, vesting schedule and exercise price per share subject to each outstanding Option, (iii) the repurchase price per security subject to repurchase, and (iv) the terms of each other outstanding stock-based Award shall be adjusted by the Company (or substituted Awards may be made) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is appropriate. If Section 7(e)(i) applies for any event, this Section 3(c) shall not be applicable.

4.     Stock Options

      a.    General. The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option and the Common Stock issued upon the exercise of each Option, including vesting provisions, repurchase provisions and restrictions relating to applicable federal or state securities laws, as it considers advisable.

b.    Incentive Stock Options. An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall be granted only to employees of the Company and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Board and the Company shall have no liability if an Option or any part thereof that is intended to be an Incentive Stock Option does not qualify as such. An Option or any part thereof that does not qualify as an Incentive Stock Option is referred to herein as a “Nonstatutory Stock Option.”

c.    Exercise Price. The Board shall establish the exercise price (or determine the method by which the exercise price shall be determined) at the time each Option is granted and specify it in the applicable option agreement.

d.    Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement.

e.    Exercise of Option. Options may be exercised only by delivery to the Company of a written notice of exercise signed by the proper person together with payment in full as specified in Section 4(f) for the number of shares for which the Option is exercised.

f.    Payment Upon Exercise. Common Stock purchased upon the exercise of an Option shall be paid for by one or any combination of the following forms of payment:

(i)    by check payable to the order of the Company;

(ii)    except as otherwise explicitly provided in the applicable option agreement, and only if the Common Stock is then publicly traded, delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price, or delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price; or

(iii)    to the extent explicitly provided in the applicable option agreement, by (x) delivery of shares of Common Stock owned by the Participant valued at fair market value (as determined by the Board or as determined pursuant to the applicable option agreement), (y) delivery of a promissory note of the Participant to the Company (and delivery to the Company by the Participant of a check in an amount equal to the par value of the shares purchased), or (z) payment of such other lawful consideration as the Board may determine.

5.     Restricted Stock

a.    Grants. The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to (i) delivery to the Company by the Participant of cash or other lawful consideration in an amount at least equal to the par value of the shares purchased, and (ii) the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price from the Participant in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, a “Restricted Stock Award”).

b.    Terms and Conditions. The Board shall determine the terms and conditions of any such Restricted Stock Award. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). After the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or, if the Participant has died, to the beneficiary designated by a Participant, in a manner determined by the Board, to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant’s estate.

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6.     Other Stock-Based Awards

The Board shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including, without limitation, the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights, phantom stock awards or stock units.

7.     General Provisions Applicable to Awards

a.    Transferability of Awards. Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

b.    Documentation. Each Award under the Plan shall be evidenced by a written instrument in such form as the Board shall determine or as executed by an officer of the Company pursuant to authority delegated by the Board. Each Award may contain terms and conditions in addition to those set forth in the Plan provided that such terms and conditions do not contravene the provisions of the Plan.

c.    Board Discretion. The terms of each type of Award need not be identical, and the Board need not treat Participants uniformly.

d.    Termination of Status. The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.

e.    Acquisition of the Company

(i)    Consequences of an Acquisition.

                (A)    Acquisition. Upon the consummation of an Acquisition, the Board or the board of directors of the surviving or acquiring entity (as used in this Section 7(e)(i), also the “Board”), shall, as to outstanding Awards (on the same basis or on different bases as the Board shall specify), make appropriate provision for the continuation of such Awards by the Company or the assumption of such Awards by the surviving or acquiring entity and by substituting on an equitable basis for the shares then subject to such Awards either (a) the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition, (b) shares of stock of the surviving or acquiring corporation or (c) such other securities or other consideration as the Board deems appropriate, the fair market value of which (as determined by the Board in its sole discretion) shall not materially differ from the fair market value of the shares of Common Stock subject to such Awards immediately preceding the Acquisition. In addition to or in lieu of the foregoing, with respect to outstanding Options, the Board may, on the same basis or on different bases as the Board shall specify, upon written notice to the affected optionees, provide that one or more Options then outstanding must be exercised, in whole or in part, within a specified number of days of the date of such notice, at the end of which period such Options shall terminate, or provide that one or more Options then outstanding, in whole or in part, shall be terminated in exchange for a cash payment equal to the excess of the fair market value (as determined by the Board in its sole discretion) for the shares subject to such Options over the exercise price thereof; provided , however , that before terminating any portion of an Option that is not vested or exercisable (other than in exchange for a cash payment), the Board must first accelerate in full the exercisability of the portion that is to be terminated. Notwithstanding anything to the contrary contained herein, upon the consummation of an Acquisition, at a minimum, all outstanding Awards shall vest as if the vesting start date with respect to such Award was one year prior to the vesting start date set forth in the agreement relating to such Award. Unless otherwise determined by the Board (on the same basis or on different bases as the Board shall specify), any repurchase rights or other rights of the Company that relate to an Option or other Award shall continue to apply to consideration, including cash, that has been substituted, assumed or amended for an Option or other Award pursuant to this paragraph. The Company may hold in escrow all or any portion of any such consideration in order to effectuate any continuing restrictions.

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In addition to the foregoing, with respect to Awards granted prior to the consummation of the Acquisition, in theevent that any such Participant who remains an employee of the Company or the acquiring or surviving entity immediately following the consummation of the Acquisition is terminated without “cause” (as defined in the applicable option agreement) or terminates his or her own employment “for good reason” (as defined below) prior to the first anniversary of the consummation of the Acquisition: (1) all Options outstanding on the date such Participant’s employment is terminated, shall become immediately exercisable in full and will terminate, to the extent unexercised, on their scheduled expiration date, and if the shares of Common Stock subject to such Options are subject to repurchase provisions then such repurchase restrictions shall immediately lapse; (2) all Restricted Stock Awards outstanding on the date such Participant’s employment is terminated, shall become free of all repurchase provisions; and (3) all other stock-based Awards shall become exercisable, realizable or vested in full, or shall be free of all repurchase provisions, as the case may be. “Good reason” means, with respect to any Employee, any of the following actions taken without the employee’s consent: (i) a reduction by the Company in the employee’s annual base salary as in effect on the date of the consummation of the Acquisition or as the same may be increased from time to time; or (ii) the failure by the Company to pay to the employee any portion of the employee’s current compensation within seven (7) days of the date such compensation is due; or (iii) a substantial reduction in the value of the employee’s benefit package from the value of the employee’s benefit package on the date of the consummation of the Acquisition; or (iv) the Employee is actually relocated to another office or facility to a location outside of a radius of 25 miles from any Company facility at which the Employee was employed at the time of the Acquisition; or (v) the successor to the Company in the Acquisition shall have materially and adversely impaired the Employee’s rights under this Plan.

(B)    Acquisition Defined. An “Acquisition” shall mean: (x) the sale of the Company by merger in which the shareholders of the Company in their capacity as such no longer own a majority of the outstanding equity securities of the Company (or its successor); or (y) any sale of all or substantially all of the assets or capital stock of the Company (other than in a spin-off or similar transaction) or (z) any other acquisition of the business of the Company, as determined by the Board.

(ii)    Assumption of Options Upon Certain Events. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards under the Plan in substitution for stock and stock-based awards issued by such entity or an affiliate thereof. The substitute Awards shall be granted on such terms and conditions as the Board considers appropriate in the circumstances.

f.    Withholding. Each Participant shall pay to the Company, or make provisions satisfactory to the Company for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. The Board may allow Participants to satisfy such tax obligations in whole or in part by transferring shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their fair market value (as determined by the Board or as determined pursuant to the applicable option agreement). The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

g.    Amendment of Awards. The Board may amend, modify or terminate any outstanding Award including, but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant’s consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

h.    Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

i.    Acceleration. The Board may at any time provide that any Options shall become immediately exercisable in full or in part, that any Restricted Stock Awards shall be free of some or all restrictions, or that any other stock-based Awards may become exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be, despite the fact that the foregoing actions may (i) cause the application of Sections 280G and 4999 of the Code if a change in control of the Company occurs, or (ii) disqualify all or part of the Option as an Incentive Stock Option.

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8.     Miscellaneous

a.    Definitions. (i)    “Company,” for purposes of eligibility under the Plan, shall include any present or future subsidiary corporations of Sontra Medical Corporation, as defined in Section 424(f) of the Code (a “Subsidiary”), and any present or future parent corporation of Sontra Medical Corporation, as defined in Section 424(e) of the Code. For purposes of Awards other than Incentive Stock Options, the term “Company” shall include any other business venture in which the Company has a direct or indirect significant interest, as determined by the Board in its sole discretion.

(ii) “Code” means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

(iii) “employee” for purposes of eligibility under the Plan (but not for purposes of Section 4(b)) shall include a person to whom an offer of employment has been extended by the Company.

b.    No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan.

c.    No Rights As Shareholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a shareholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder thereof.

d.    Effective Date and Term of Plan. The Plan shall become effective on the date on which it is adopted by the Board. No Awards shall be granted under the Plan after the completion of ten years from the date on which the Plan was adopted by the Board, but Awards previously granted may extend beyond that date.

e.    Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time.

f.    Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts, without regard to any applicable conflicts of law.

* * ****

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APPENDIX II

FORM OF ARTICLES OF AMENDMENT
OF
SECOND AMENDED AND RESTATED
ARTICLES OF INCORPORATION, AS AMENDED
OF
SONTRA MEDICAL CORPORATION

The undersigned, being the _____________ of Sontra Medical Corporation, a Minnesota corporation (the “Corporation”), does hereby certify that pursuant to the provisions of Chapter 302A of the Minnesota Business Corporation Act, including Section 302A.135 thereof, the following amendment to the Second Amended and Restated Articles of Incorporation, as amended, of the Corporation was duly adopted by the Board of Directors of the Corporation at a meeting held on February 21, 2006 and duly approved by the shareholders of the Corporation at a meeting held on May 23, 2006:

RESOLVED: The first paragraph of Article 3 of the Second Amended and Restated Articles of Incorporation, as amended, of Sontra Medical Corporation is hereby amended by adding the following sentences at the end thereof:

“That, effective at 5:00 p.m., eastern time, on the filing date of this Articles of Amendment of Second Amended and Restated Articles of Incorporation, as amended (the “Effective Time”), a one-for-five reverse stock split of the Common Stock shall become effective, such that each five shares of Common Stock outstanding and held of record by each shareholder of the Corporation (including treasury shares) immediately prior to the Effective Time shall be reclassified and combined into one share of Common Stock automatically and without any action by the holder thereof upon the Effective Time and shall represent one share of Common Stock from and after the Effective Time. No fractional shares of Common Stock shall be issued as a result of such reclassification and combination. In lieu of any fractional shares to which the shareholder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then fair market value of the Common Stock as determined by the Board of Directors of the Corporation.”

The undersigned swears that the foregoing is true and accurate and that the undersigned has the authority to sign this document on behalf of the Corporation.

Dated: _____________, 200__   SONTRA MEDICAL CORPORATION

By: ____________________________
Name:
Title:

APPENDIX III

FORM OF ARTICLES OF AMENDMENT
OF
SECOND AMENDED AND RESTATED
ARTICLES OF INCORPORATION, AS AMENDED
OF
SONTRA MEDICAL CORPORATION

The undersigned, being the _____________ of Sontra Medical Corporation, a Minnesota corporation (the “Corporation”), does hereby certify that pursuant to the provisions of Chapter 302A of the Minnesota Business Corporation Act, including Section 302A.135 thereof, the following amendment to the Second Amended and Restated Articles of Incorporation, as amended, of the Corporation was duly adopted by the Board of Directors of the Corporation at a meeting held on February 21, 2006 and duly approved by the shareholders of the Corporation at a meeting held on May 23, 2006:

RESOLVED: The first paragraph of Article 3 of the Second Amended and Restated Articles of Incorporation, as amended, of Sontra Medical Corporation is hereby amended by adding the following sentences at the end thereof:

“That, effective at 5:00 p.m., eastern time, on the filing date of this Articles of Amendment of Second Amended and Restated Articles of Incorporation, as amended (the “Effective Time”), a one-for-ten reverse stock split of the Common Stock shall become effective, such that each ten shares of Common Stock outstanding and held of record by each shareholder of the Corporation (including treasury shares) immediately prior to the Effective Time shall be reclassified and combined into one share of Common Stock automatically and without any action by the holder thereof upon the Effective Time and shall represent one share of Common Stock from and after the Effective Time. No fractional shares of Common Stock shall be issued as a result of such reclassification and combination. In lieu of any fractional shares to which the shareholder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then fair market value of the Common Stock as determined by the Board of Directors of the Corporation.”

The undersigned swears that the foregoing is true and accurate and that the undersigned has the authority to sign this document on behalf of the Corporation.

Dated: _____________, 200__   SONTRA MEDICAL CORPORATION

By: ____________________________
Name:
Title:

APPENDIX IV
Sontra Medical Corporation

Annual Meeting of Shareholders
Tuesday, May 23, 2006

1:00 p.m. Local Time

Company Offices
10 Forge Parkway
Franklin, MA 02038

Sontra Medical Corporation
10 Forge Parkway
Franklin, MA 02038	proxy
 ___________________________________________________________________________________________________________________________________

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 23, 2006.

The undersigned, having received notice of the Annual Meeting of Shareholders and the Board of Directors’ proxy statement therefor, and revoking all prior proxies, hereby appoint(s) Thomas W. Davison and Sean F. Moran, and each of them, attorneys or attorney of the undersigned (with full power of substitution in them and each of them) for and in the name(s) of the undersigned to attend the Annual Meeting of Shareholders of Sontra Medical Corporation (the “Company”) to be held on Tuesday, May 23, 2006, at 1:00 p.m., local time, at the offices of the Company, 10 Forge Parkway, Franklin, Massachusetts 02038, and any adjournments thereof, and there to vote and act upon the following matters proposed by the Company in respect of all shares of stock of the Company which the undersigned may be entitled to vote or act upon, with all the powers the undersigned would possess if personally present. None of the following proposals is conditioned upon the approval of any other proposal.

In their discretion, the proxy holders are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof. The shares represented by this proxy will be voted as directed by the undersigned. IF NO DIRECTION IS GIVEN WITH RESPECT TO ANY ELECTION TO OFFICE OR PROPOSAL, THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS. Attendance of the undersigned at the meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing.

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY
CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE.
SEE REVERSE FOR VOTING INSTRUCTIONS.

The Board of Directors Recommends a Vote FOR each of the Director nominees and FOR each of Items 2 through 5.

1.	Election of directors: (each to serve for the ensuing year)

01 Thomas W. Davison	04 Michael R. Wigley	☐ Vote FOR all	☐ Vote WITHHELD
02 Joseph F. Amaral	05 Robert S. Langer	nominees (except	from all nominees
03 Gary S. Kohler	06 Brian F. Sullivan	as marked)
07 Gerard E. Puorro

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	To amend the Company’s 2003 Stock Option and Incentive Plan.

☐    FOR            ☐    AGAINST            ☐    ABSTAIN

3.	To authorize the Board of Directors, in its discretion, to effect a 1-for-5 reverse stock split, without further approval or authorization of the Company’s shareholders.

☐    FOR            ☐    AGAINST            ☐    ABSTAIN

4.	To authorize the Board of Directors, in its discretion, to effect a 1-for-10 reverse stock split, without further approval or authorization of the Company’s shareholders.

☐    FOR            ☐    AGAINST            ☐    ABSTAIN

5.	To ratify the appointment of Wolf & Company, P.C. as the Company’s independent registered public accounting firm for the current fiscal year.

☐    FOR            ☐    AGAINST            ☐    ABSTAIN

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENT THEREOF.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” EACH OF THE DIRECTOR NOMINEES AND “FOR” EACH OF PROPOSALS 2 THROUGH 5.

Date___________________________

                                                                      Signature(s) in Box
 Please sign exactly as your name(s) appears on proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Address Change?
Mark Box  ☐

Indicate changes below: